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                                                                  Exhibit 4.3

                                  H POWER CORP.

                         JUNE 6, 1989 STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the H POWER CORP. June 6, 1989 Stock Option Plan ("The Plan") is to advance the interests of H Power Corp. ("The Corporation"), its shareholders and its subsidiaries by encouraging and enabling selected officers, directors, key employees and consultants upon whose judgment, initiative and effort the Corporation is largely dependent upon for the successful conduct of its business, to acquire and retain proprietary interests in the Corporation by ownership of its stock. Options granted under the Plan are intended to be nonqualified stock options.

2.       DEFINITIONS

         Whenever used herein, the following terms shall have the following meanings, respectively:

         (a)  "Board" shall mean the Board of Directors of the Corporation.

         (b) "Committee" shall mean the Stock Option Committee appointed by the Board of Directors of the Corporation or, if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board of Directors of the Corporation.

         (c) "Common Stock" shall mean the Corporation's Common Stock, par value $.,001 per share as described in the Corporation's Certificate of Incorporation.

         (d)  "Corporation" Shall mean H Power Corp.

         (e) "Employee" shall mean any director, officer, employee or consultant of the Corporation or any Subsidiary of the Corporation, it being understood that the Committee may, in its discretion, also grant Options to induce individuals to become and remain as Employees and that such persons, for purposes of receiving options hereunder, shall be deemed "Employees."

         (f) "Date of Grant" means the date on which an option is granted under the Plan.

         (g)  "Option" mean an option granted under the Plan.


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         (h) "Optionee" means a person to whom an option, which has not expired, has been granted under the Plan.

         (i) "Subsidiary" shall mean any corporation, the majority of the outstanding capital of which is owned, directly or indirectly, by the Corporation.

3.       ADMINISTRATION

         (a) The Plan shall be administered either by the Board or, in the discretion of the Board, by a Committee of at least three persons appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

         (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

         (c) Subject to the provisions of the Plan, the Committee or the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares which may be exercised at any one time to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

         (d) The Corporation will indemnify and hold harmless the members of the Board of Directors and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

4.       NUMBERS OF SHARES SUBJECT TO PLAN

         The stock to be offered under the Plan shall consist of up to 500,000 shares of the Corporation's Common Stock. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5.       ELIGIBILITY AND PARTICIPATION

         The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.


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6.       OPTION GRANT AND AGREEMENT

         Each Option granted hereunder shall be evidenced by an agreement executed by the Corporation and the Optionee and shall contain such terms and conditions as may be determined by the Committee consistent with the Plan.

7.       OPTION PRICE

         The option price per share with respect to each option shall be determined by the Committee but shall in no instance be less than 80% of the fair market value of a share of the Common Stock on the Date of Grant. For the purposes hereof, fair market value shall be as determined by the Committee and such determination shall be binding upon the Corporation and upon the Optionee. In the event the Common Stock of the Corporation is publicly traded, the Committee may, but shall not be required to, make such determination (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for such stock on the Date of Grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the Date of Grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the Date of Grant or (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the Date of Grant or, if the Common Stock was not traded on said Date, upon the basis of the mean of such prices on the date nearest preceding the Date of Grant, and upon any other factors which the Committee shall deem appropriate.

8.       PERIOD OF OPTION

         The expiration date of such option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than five years from the Date of Grant.

9.       VESTING OF SHAREHOLDER RIGHTS

         Neither any Optionee nor his or her successor shall have any of the rights of a shareholder of the Corporation until the certificates evidencing the shares purchased are properly delivered to such Optionee or his or her successor.

10.      EXERCISE OF OPTIONS

  Options may be exercised in whole or in part at any time within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares, delivered to the




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Corporation at its principal office and payment in full to the Corporation at said office of the amount of the option price for the number of shares with respect to which the option is then being exercised. The exercise of an Option shall not include any fractional shares. In addition to and at the time of payment of the Option price, Optionee shall pay to the Corporation in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise, if any be due.

11.      NONTRANSFERABILITY OF OPTION

         No option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each option shall be exercisable, during the Optionee's lifetime, only by him or her. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment or similar process except with the express consent of the Committee.

12.      TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH

         I any Optionee ceases to be an Employee for any reason other than his or her death, any Options granted to him or her under the Plan shall terminate 90 days from the date on which the Optionee ceases to be an Employee. During such 90-day period, the Optionee may exercise any Option granted to him or her but only to the extent such Option was exercisable on the date he or she ceases to be an Employee and provided that such Option has not expired or otherwise terminated as provided herein.

13.      DEATH OF OPTIONEE

         If any Optionee shall die at a time when he or she is an Employee of the Corporation or any Subsidiary of the Corporation, any Options granted to him or her under this Plan shall terminate one year after the date of his or her death unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his or her death. In the event of death, the Option may be exercised by the persons or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.      STOCK PURCHASE NOT FOR DISTRIBUTION

         Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option


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must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.      ADJUSTMENTS

         (a) In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split up or stock dividend:

         (i) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

         (ii) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

         (iii) Where any merger or combination in which the Corporation is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such merger or consolidation, to exercise his or her Option, in whole or in part, to the extent that it shall not have been exercised previously.

         (b) In the event of the dissolution or liquidation of the Corporation, any option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to exercise his or her option as to all or any part of the shares covered hereby including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

         (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

16.      AMENDMENT AND TERMINATION OF PLAN

         (a) The Board of Directors of the Corporation may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Corporation if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 15 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.


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         (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such options under the Plan.

         (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Corporation.

17.      EFFECTIVE DATE OF PLAN

         This Plan shall become effective immediately.

18.      TERM, OF PLAN

         No Option shall be granted pursuant to the Plan after June 6, 1994.

Adopted by the Stockholders
on June 6, 1989



/s/ Frederick Entman
------------------------
        Secretary



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